Exhibit 3.145

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LAMAR SURGERY CENTER, L.P.” AS RECEIVED AND FILED IN THIS OFFICE.
      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
      CERTIFICATE OF LIMITED PARTNERSHIP, FILED THE THIRTIETH DAY OF OCTOBER, A.D. 2003, AT 6:36 O’CLOCK P.M.
      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED PARTNERSHIP, “LAMAR SURGERY CENTER, L.P.”.

3722023 8100H	/s/ Jeffrey W. Bullock

110292831 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620238 DATE: 03-14-11

Certificate of Limited Partnership
of
Lamar Surgery Center, L.P.
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, hereby certifies that:
     FIRST: The name of the limited partnership is Lamar Surgery Center, L.P. (the “Company”).
     SECOND: The address of the registered office and the name and address of the registered agent of the Company is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     THIRD: The name and mailing address of the general partner is:
Northwest Medical Center-Winfield, LLC
103 Powell Court, Suite 200
Nashville, TN 37027
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of October 30, 2003.

By:	Northwest Medical Center-Winfield, LLC

By:	/s/ Mary Kim E. Shipp
Mary Kim E. Shipp
Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:30 PM 10/30/2003
FILED 06:36 PM 10/30/2003
SRV 030699499 — 3722023 FILE